Exhibit 99.1

BOB EVANS PROVIDES STRATEGIC INITIATIVES UPDATE AND REPORTS FISCAL 2015 THIRD-QUARTER RESULTS

•	Board of Directors announces the Company will not pursue a sale or spin-off of the BEF Foods business segment at this time

•	JP Morgan retained during the third quarter to assist with continued evaluation of strategic alternatives for the Company’s real estate

•	Company’s review of its G&A and operating cost structures yields a $35 million annual cost savings opportunity expected to be realized over three years

•	Q3 2015 net sales total $357.2 million, an increase of $17.0 million, or 5.0 percent, compared to the prior year period. GAAP net income of $0.25 per diluted share compared to net income of $0.24 per diluted share in the prior year period. Non-GAAP net income(1) of $0.60 per diluted share compared to $0.31 per diluted share in the prior year period

•	BEF Foods’ Q3 2015 non-GAAP operating margin of 10.9 percent improved 870 basis points over the prior year period driven by sales gains, improved plant efficiencies, and lower sow and trim costs

•	Bob Evans Restaurants’ Q3 2015 same-store sales increased 3.8 percent

•	Quarterly dividend of $0.31 per share payable on March 23, 2015, to stockholders of record at the close of business on March 9, 2015

•	Company lowers fiscal 2015 GAAP diluted EPS guidance range to $0.70 to $0.90 per share and non-GAAP guidance range to $1.40 to $1.60 per share. Restaurant turnaround efforts are our #1 priority and already underway

NEW ALBANY, Ohio – March 3, 2015 – Bob Evans Farms, Inc. (NASDAQ: BOBE) today provided an update concerning a range of strategic initiatives the Company has been evaluating. The Company also reported its financial results for the fiscal 2015 third quarter ended Friday, January 23, 2015.

Strategic initiatives – interim update

Commenting on strategic initiatives the Board is addressing, Mary Kay Haben, Non-Executive Chair of the Board, said, “Last December, the Board of Directors concluded that the Company would benefit from new leadership and enhanced execution. In the wake of that leadership change, the Board and management are working together with a high sense of urgency to implement actions to enhance performance and create shareholder value. With these objectives in mind, the Finance Committee of the Board, with the assistance of independent advisors, was charged with conducting a comprehensive review of strategic alternatives. The Finance Committee unanimously reached several conclusions and advised the Board that:

1)	Working with Lazard, it thoroughly reviewed the possibility of a separation of the BEF Foods business and concluded that a sale or spinoff of the segment, at this time, would not enhance shareholder value, and that continued focus on operations improvement would deliver greater benefits to our shareholders. Because the Company’s tax basis in its BEF Foods business is low, a taxable sale would be accretive only if it occurred at an EBITDA multiple significantly in excess of recent valuations for which food businesses have traded. With input from its outside advisors, the Finance Committee also concluded the annual costs and lost synergies that would result from a tax-free spin-off would be significant. Additionally, the need to allocate the Company’s debt between two smaller companies, and the one-time costs and significant management attention that would be required, make such a transaction not advisable at this time.

2)	The Company has retained JP Morgan to work with the Finance Committee, in addition to Lazard, in reviewing the potential for real estate transactions or other changes to the Company’s capital structure. Working with these advisors, the Finance Committee is continuing to evaluate various alternatives with respect to all, or a portion of, the Company’s real estate assets, including a potential REIT spin-off, a sale-leaseback, and other real estate financing transactions; and

3)	Working with Deloitte, the Company has reviewed its G&A and certain other cost structures and identified $35 million of potential annual cost savings, which it has already begun to implement and which it expects to realize over a three year time frame. The implementation costs to achieve these savings are expected to be approximately $4 million. Additionally, the Company is putting in place an enterprise-wide lean efficiency team to focus on other savings opportunities in addition to those identified to-date.

“The Board has thoroughly reviewed, and unanimously endorsed, the conclusions and recommendations of the Finance Committee.

CEO search update

Mary Kay Haben continued, “The Board is pleased with the progress of the CEO Search Committee as it identifies and vets CEO candidates. We will provide an update on the search process as soon as it is warranted.”

Third-quarter fiscal 2015 results

On a GAAP basis, the Company reported net income of $5.9 million, or $0.25 per diluted share, compared with net income of $6.2 million, or $0.24 per diluted share, in the comparable period last year. On a non-GAAP basis(1), net income was $14.3 million, or $0.60 per diluted share, compared with net income of $8.2 million, or $0.31 per diluted share, in the comparable period last year.

Third-quarter fiscal 2015 commentary

Chief Financial Officer Mark Hood said, “Our third-quarter results reflect improved net sales in both our Bob Evans Restaurants and BEF Foods business segments. The improvement in sales combined with lower sow costs and improved plant efficiencies at BEF Foods led to solid profit growth at BEF Foods in the third quarter. While Bob Evans Restaurants’ same-store sales increased 3.8 percent in the quarter, higher discounting, food, and labor costs resulted in a decline in the segment’s operating income, demonstrating the challenges we face in turning around performance. We have developed, and are implementing, a restaurant turnaround strategy anchored in farm-fresh food, improvement of our breakfast offering, and completion of the Broasted® Chicken platform rollout. We introduced a new restaurant menu late-February that, along with reduced discounting activity and an increased focus on breakfast, is expected to mitigate food cost pressures beginning in the fourth quarter.

President, BEF Foods, Mike Townsley, said, “We had a strong quarter at BEF Foods with overall volume up 5.5 percent. Our side dish business, which had been negatively impacted by a supplier dispute last year, grew 21.9 percent in the quarter. Our sausage volume declined 6.4 percent as sow costs remained relatively high early in the quarter and we maintained tight discipline over our trade spending. From a cost perspective, we continued to improve plant operations during the quarter as our plant network is now operating at higher efficiency levels than the prior year period. However, we have identified and continue to execute upon opportunities to further improve operations. With a newly optimized plant network, significantly lower input costs, and a sales force empowered to strategically employ trade spending to drive sales, we believe BEF Foods will quickly improve its margin structure and deliver a solid return on the significant recent investments in our business.”

Third-quarter fiscal 2015 Bob Evans Restaurants segment summary

Bob Evans Restaurants’ net sales were $250.4 million, an increase of $9.9 million, or 4.1 percent, compared to net sales of $240.5 million in the corresponding period last year. Same-store sales were 3.8 percent in the quarter, slightly below the national Knapp-Track™ family dining index increase of 3.9 percent.

During the third quarter of fiscal 2015, Bob Evans Restaurants opened two new restaurants located in Simpsonville, KY, and Seffner, FL.

Same-Store Sales (SSS) Restaurants	November	December	January	3Q FY ’15
557	2.8%	3.8%	5.2%	3.8%

Bob Evans Restaurants’ GAAP operating loss was $2.0 million, compared to GAAP operating income of $6.6 million in the corresponding period last year. Bob Evans Restaurants’ non-GAAP operating income was $6.1 million, compared to non-GAAP operating income of $8.7 million in the corresponding period last year. The primary drivers of the $2.5 million decrease were: a $3.9 million negative impact of higher food costs due to increased discounting, menu mix changes, increased off-premise sales mix, and higher commodity costs; a $2.0 million negative impact of increased labor and benefit costs driven primarily by healthcare costs and wage rates; $1.3 million of increased operating expense resulting from increased marketing and utility expenses; and $0.8 million of increased S,G&A costs as a result of a $1.2 million incremental discretionary 401k match, offset by $0.4 million of net S,G&A savings. These items were partially offset by $3.7 million of sales leverage and $1.8 million of reduced depreciation expense.

Third-quarter fiscal 2015 BEF Foods segment summary

BEF Foods’ net sales were $106.8 million, an increase of $7.2 million, or 7.2 percent, compared to net sales of $99.6 million in the corresponding period last year. The increase resulted from $2.8 million of net sausage pricing and a 21.9 percent increase in side-dish volume, partially offset by lower sausage, food service, and frozen product volume. Overall, total pounds sold increased 5.5 percent compared to the prior year period.

BEF Foods’ GAAP operating income was $9.7 million, compared to GAAP operating income of $1.4 million in the corresponding period last year. BEF Foods’ non-GAAP operating income was $11.6 million, compared to non-GAAP operating income of $2.2 million in the corresponding period last year. The primary drivers of the $9.4 million increase were: $4.3 million of cost of goods sold favorability resulting from improved production yields, decreased sow and trim costs ($1.2 million), and the favorable impact of sales mix resulting from the growth in our higher-margin refrigerated side dish product line; $1.6 million of labor cost favorability due primarily to reduced headcount as a result of last year’s plant network consolidation and improved plant efficiencies; a $1.0 million decline in other operating expenses due primarily to plant startup costs impacting the prior year period; and approximately $2.5 million of sales leverage.

Net interest expense – The Company’s non-GAAP net interest expense was $2.9 million in the third quarter of fiscal 2015, an increase of $1.6 million, compared to $1.3 million in the corresponding period last year. In addition to a higher borrowing rate, the year-over-year increase was due to borrowing related to funding of share repurchases and capital expenditures. The borrowing rate on the Company’s outstanding debt was 2.42 percent at the end of the third quarter, compared to 1.29 percent at the end of the comparable prior year period.

Taxes – The provision for income taxes is based on a current estimate of the annual effective income tax rate adjusted to reflect the impact of discrete items. The Company realized a tax benefit of 12.4 percent for the third quarter of fiscal 2015, as compared to a 7.7 percent provision for the prior year period. The decline in the tax rate was primarily driven by the domestic production activities deduction, benefits from a company-owned life insurance policy, Work Opportunity Tax Credits, and the resolution of uncertain tax position reserves. For non-GAAP items, the tax rate was 12.4 percent, reflecting the Company’s annual estimated tax rate.

Balance sheet highlights – The Company’s cash balance and revolver borrowings at the end of the third quarter of fiscal 2015 were $3.8 million and $444.4 million, respectively. The Company was in compliance with its debt covenants at the end of the third quarter of fiscal 2015. The Company’s leverage ratio as defined in its credit agreement was 3.69 at the end of the quarter, down from 3.81 in the prior quarter.

Fiscal year 2015 commentary and outlook

Mark Hood Chief Financial Officer said, “We are lowering our fiscal year 2015 non-GAAP diluted EPS guidance range from $1.90 to $2.10 to $1.40 to $1.60 per share. Lowering guidance is necessary as a result of the underperformance of our restaurant business in the third quarter as well as the expectation that the initiatives being implemented beginning in the fourth quarter will take some time to be fully reflected in improved operating results.

“We have reduced expected same-store sales in the fourth quarter to low-single digits, reflecting a lower than previously forecast weather benefit. While year-over-year increases in cost of goods sold will moderate beginning in the fourth quarter, overall flow-through from increased sales will limit operating margin recovery. BEF Foods’ sales in the fourth quarter will be flat to down mid-single digits as a result of the loss of several BEF Foods’ food service customers. However, we expect lower sow costs and improved plant efficiencies will help deliver improved operating results in the BEF Foods segment. Additionally, the year-over-year impact of income taxes in the fourth quarter represents a headwind as the decline in expected tax rate in fiscal year 2014 occurred in the fourth quarter as opposed to being spread across the third and fourth quarters in fiscal year 2015.

Hood concluded, “While we are disappointed that second-half fiscal 2015 results will not achieve prior expectations, the turnaround necessary to restore the guest experience and acceptable profit margins is being executed with urgency. The turnaround of Bob Evans Farms Inc. has begun, but considerable work remains to reposition our restaurant competitiveness and drive sustainable same-store sales growth required to return to acceptable levels of profitability and return on capital. We expect the momentum of BEF Foods’ turnaround to continue as we drive growth in our refrigerated side dish business and focus on plant and G&A efficiencies. We are focused on reducing costs across the enterprise.”

Summary of performance drivers: fiscal 2015 guidance versus fiscal 2014

	1Q (actual)	2Q (actual)	3Q (actual)	4Q	Full Year
sss% 2015 (guidance)	-2.0%	0.0%	3.8%	low-single digits	1.0% to 1.5%
sss% 2014 (actual)	-0.6%	-1.9%	-1.8%	-4.1%	-2.1%
sow costs (per hundredweight) 2015 (guidance)	$87.87	$78.82	$67.79	$49 to $54	$70 to $72
sow costs (per hundredweight) 2014 (actual)	$63.24	$77.33	$72.36	$78.47	$73.23
estimated Broasted Chicken rollout (% of restaurants)	6%	39%	42%	48%	Note: 100% expected 4Q FY’16

Guidance Metric	FY ‘15
Consolidated net sales	$1.34 to $1.36 billion
Bob Evans Restaurants same-store sales	1.0% to 1.5%
BEF Foods net sales	$370 to $380 million
Capital expenditures – FY 2015	$80 to $85 million
Capital expenditures – FY 2016	$80 to $85 million
ERP implementation (included in S,G&A)	$3 to $4 million
Depreciation and amortization	$81 to $85 million
Net interest expense	$10 to $11 million
Tax rate	8% to 12%
Diluted weighted-average share count	23.8 million shares
GAAP earnings per diluted share	$0.70 to $0.90
Non-GAAP earnings per diluted share	$1.40 to $1.60

This outlook is subject to a number of factors beyond the Company’s control, including the risk factors discussed in the Company’s fiscal 2014 Annual Report on Form 10-K and its other subsequent filings with the Securities and Exchange Commission.

Investor Conference Call

The Company will host a conference call to discuss its third-quarter fiscal 2015 results at 10 a.m. (ET) on Wednesday, March 4, 2015. The dial-in number is (855) 468-0551, access code 69664846. A replay will be available at (800) 585-8367, access code 69664846.

A simultaneous webcast will be available at investors.bobevans.com/events.cfm. The archived webcast will also be available on the Web site.

(1)Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to monitor and evaluate the ongoing performance of the Company. The Company believes the additional measures are useful to investors for financial analysis. Excluding these items reflects operating results that are more indicative of the Company’s ongoing operating performance and improve comparability to prior periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Reconciliations to the applicable GAAP financial measures are included in the attached schedules.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the third fiscal quarter (January 23, 2015), Bob Evans Restaurants owned and operated 564 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Broasted is a registered trademark of The Broaster Company, LLC.

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954

BOBE–E

Source: Bob Evans Farms, Inc.

Bob Evans Farms, Inc.

Earnings Release Fact Sheet (unaudited)

Third quarter Fiscal 2015, three months ended January 23, 2015, compared to the corresponding period a year ago:

Note: amounts are in thousands, except per share amounts

			Basic EPS		Diluted EPS
	Three Months Ended		Three Months Ended		Three Months Ended
	Jan 23, 2015	Jan 24, 2014	Jan 23, 2015	Jan 24, 2014	Jan 23, 2015	Jan 24, 2014
Operating Income (Loss) as Reported
Bob Evans Restaurants	(1,985)	6,578
BEF Foods	9,658	1,376

Total operating income from continuing operations	7,673	7,954
Net interest expense	2,406	875

Per-tax Income from continuing operations	5,267	7,079
Expense (Benefit) for income taxes	(653)	544

Income from continuing operations as reported	5,920	6,535	$0.25	$0.25	$0.25	$0.25

Total operating and pre-tax loss from discontinued operations	—	(461)
Income tax benefit	—	107

Loss from discontinued operations as reported	—	(354)	—	(0.01)	—	(0.01)

Net income as reported	5,920	6,181	$0.25	$0.24	$0.25	$0.24

Adjustments
Bob Evans Restaurants
Impairments including from Assets Held for Sale	1,746	1,769
Severance	1,007	493
Loss (Gain) on Sale of Assets	1,296	(234)
Strategic Initiatives and Other	1,134	58
CEO Separation	2,946	—

	8,129	2,086

BEF Foods
Impairments including from Assets Held for Sale	—	—
Severance	265	795
Loss on Sale of Assets	432	61
Strategic Initiatives and Other	346	—
CEO Separation	890	—

	1,933	856

Discontinued Operations
Adjustment to discontinued operations	—	461

	—	461

Total adjustments
Impairments including from Assets Held for Sale	1,746	1,769
Severance	1,272	1,288
Loss (Gain) on Sale of Assets	1,728	(173)
Strategic Initiatives and Other	1,480	58
CEO Separation	3,836	—
Adjustment to discontinued operations	—	461

	10,062	3,403

Non-GAAP operating income from continuing operations
Bob Evans Restaurants	6,144	8,664
BEF Foods	11,591	2,232

Total non-GAAP operating income	17,735	10,896

Continuing Operations
Adjustments to net interest expense	471	419

Non-GAAP net interest expense	2,877	1,294

Non-GAAP pre-tax income from continuing operations	14,858	9,602
Adjustments to income tax provision	1,194	782

Non-GAAP income tax provision	541	1,326

Non-GAAP net income from continuing operations	14,317	8,276	$0.61	$0.31	$0.60	$0.31

Discontinued Operations
Adjustments to income tax benefit	—	143

Non-GAAP income tax provision	—	36

Non-GAAP loss from discontinued operations	—	(36)	—	—	—	—

Non-GAAP net income	14,317	8,240	$0.61	$0.31	$0.60	$0.31

Shares Outstanding			23,515	26,336	23,746	26,377

Fiscal 2015, nine months ended January 23, 2015, compared to the corresponding period a year ago:

			Basic EPS		Diluted EPS
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	Jan 23, 2015	Jan 24, 2014	Jan 23, 2015	Jan 24, 2014	Jan 23, 2015	Jan 24, 2014
Operating Income (Loss) as Reported
Bob Evans Restaurants	6,442	24,972
BEF Foods	10,307	3,876

Total operating income from continuing operations	16,749	28,848
Net interest expense (income)	6,225	859

Per-tax Income from continuing operations	10,524	27,989
Expense (Benefit) for income taxes	(419)	6,825

Income from continuing operations as reported	10,943	21,164	$0.47	$0.78	$0.46	$0.78

Total operating and pre-tax loss from discontinued operations	—	(641)
Income tax benefit	—	153

Loss from discontinued operations as reported	—	(488)	—	(0.02)	—	(0.02)

Net income as reported	10,943	20,676	$0.47	$0.76	$0.46	$0.76

Adjustments
Bob Evans Restaurants
Impairments including from Assets Held for Sale	3,323	13,512
Severance/Restructuring	1,292	1,253
Loss (Gain) on Sale of Assets	1,401	(1,534)
Activism, Strategic Initiatives and Other	5,899	43
CEO Separation	2,946	—

	14,861	13,274

BEF Foods
Impairments including from Assets Held for Sale	—	3,000
Severance/Restructuring	929	2,562
Loss on Sale of Assets	445	113
Activism, Strategic Initiatives and Other	1,846	23
CEO Separation	890	—

	4,110	5,698

Discontinued Operations
Adjustment to discontinued operations	—	641

	—	641

Total adjustments
Impairments including from Assets Held for Sale	3,323	16,512
Severance/Restructuring	2,221	3,815
Loss (Gain) on Sale of Assets	1,846	(1,421)
Activism, Strategic Initiatives and Other	7,745	66
CEO Separation	3,836
Adjustment to discontinued operations	—	641

	18,971	19,613

Non-GAAP operating income from continuing operations
Bob Evans Restaurants	21,303	38,246
BEF Foods	14,417	9,574

Total non-GAAP operating income	35,720	47,820

Continuing Operations
Adjustments to net interest expense	1,374	1,500

Non-GAAP net interest expense	7,599	2,359

Non-GAAP pre-tax income from continuing operations	28,121	45,461
Adjustments to income tax provision	3,288	5,647

Non-GAAP income tax provision	2,869	12,472

Non-GAAP net income from continuing operations	25,252	32,989	$1.08	$1.22	$1.06	$1.22

Discontinued Operations
Adjustments to income tax benefit	—	199

Non-GAAP income tax provision	—	46

Non-GAAP loss from discontinued operations	—	(46)	—	—	—	—

Non-GAAP net income	25,252	32,943	1.08	1.22	1.06	1.22

Shares Outstanding			23,487	26,970	23,717	27,063

Third quarter Fiscal 2015, three months ended January 23, 2015, compared to the corresponding period a year ago:

(Note that the prior year excludes discontinued operations)

	Consolidated Results				Bob Evans Restaurants
	Three Months Ended				Three Months Ended
	Jan 23, 2015	% of Sales	Jan 24, 2014	% of Sales	Jan 23, 2015	% of Sales	Jan 24, 2014	% of Sales
Operating income as reported

Net sales	357,177		340,132		250,389		240,506
Cost of sales	124,544	34.9%	118,381	34.8%	69,134	27.6%	62,676	26.1%
Operating wage and fringe benefit expenses	109,116	30.5%	103,904	30.6%	98,317	39.3%	92,342	38.4%
Other operating expenses	49,096	13.7%	48,451	14.2%	41,882	16.7%	40,221	16.7%
Selling, general and administrative expenses	46,345	13.0%	39,350	11.6%	27,348	10.9%	21,155	8.8%
Depreciation and amortization expense	20,403	5.7%	22,092	6.5%	15,693	6.3%	17,534	7.3%
Impairment of assets held for sale	—	—%	—	—%	—	—%	—	—%

Total as Reported	7,673	2.2%	7,954	2.3%	(1,985)	(0.8)%	6,578	2.7%

Adjustments

Net sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	(230)		49		(230)		—
Other operating expenses	(378)		—		(378)		—
Selling, general and administrative expenses	(9,454)		(2,991)		(7,521)		(2,086)
Depreciation and amortization expense	—		—		—		—
Impairment of assets held for sale	—		—		—		—

Total adjustments	10,062		2,942		8,129		2,086

Non-GAAP operating income

Net sales	357,177		340,132		250,389		240,506
Cost of sales	124,544	34.9%	118,381	34.8%	69,134	27.6%	62,676	26.1%
Operating wage and fringe benefit expenses	108,886	30.5%	103,953	30.6%	98,087	39.1%	92,342	38.4%
Other operating expenses	48,718	13.6%	48,451	14.2%	41,504	16.6%	40,221	16.7%
Selling, general and administrative expenses	36,891	10.3%	36,359	10.7%	19,827	7.9%	19,069	7.9%
Depreciation and amortization expense	20,403	5.7%	22,092	6.5%	15,693	6.3%	17,534	7.3%
Impairment of assets held for sale	—	—%	—	—%	—	—%	—	—%

Total non-GAAP operating income	17,735	5.0%	10,896	3.2%	6,144	2.5%	8,664	3.6%

	BEF Foods
	Three Months Ended
	Jan 23, 2015	% of Sales	Jan 24, 2014	% of Sales
Operating income as reported

Net sales	106,788		99,626
Cost of sales	55,410	51.9%	55,705	55.8%
Operating wage and fringe benefit expenses	10,799	10.1%	11,562	11.6%
Other operating expenses	7,214	6.8%	8,230	8.3%
Selling, general and administrative expenses	18,997	17.8%	18,195	18.3%
Depreciation and amortization expense	4,710	4.4%	4,558	4.6%
Impairment of assets held for sale	—	—%	—	—%

Total as Reported	9,658	9.0%	1,376	1.4%

Adjustments

Net sales	—		—
Cost of sales	—		—
Operating wage and fringe benefit expenses	—		49
Other operating expenses	—		—
Selling, general and administrative expenses	(1,933)		(905)
Depreciation and amortization expense	—		—
Impairment of assets held for sale	—		—

Total adjustments	1,933		856

Non-GAAP operating income

Net sales	106,788		99,626
Cost of sales	55,410	51.9%	55,705	55.8%
Operating wage and fringe benefit expenses	10,799	10.1%	11,611	11.7%
Other operating expenses	7,214	6.8%	8,230	8.3%
Selling, general and administrative expenses	17,064	15.9%	17,290	17.4%
Depreciation and amortization expense	4,710	4.4%	4,558	4.6%
Impairment of assets held for sale	—	—%	—	—%

Total non-GAAP operating income	11,591	10.9%	2,232	2.2%

Third quarter Fiscal 2015, six months ended January 23, 2015, compared to the corresponding period a year ago:

(Note that the prior year excludes discontinued operations)

	Consolidated Results				Bob Evans Restaurants
	Nine Months Ended				Nine Months Ended
	Jan 23, 2015	% of Sales	Jan 24, 2014	% of Sales	Jan 23, 2015	% of Sales	Jan 24, 2014	% of Sales
Operating income as reported

Net sales	1,016,796		1,002,181		731,691		725,557
Cost of sales	354,019	34.8%	338,626	33.8%	196,510	26.9%	185,249	25.5%
Operating wage and fringe benefit expenses	319,158	31.4%	308,721	30.8%	287,992	39.3%	277,517	38.3%
Other operating expenses	148,165	14.6%	146,833	14.7%	126,677	17.3%	123,547	17.0%
Selling, general and administrative expenses	118,596	11.7%	109,170	10.9%	67,990	9.3%	58,451	8.1%
Depreciation and amortization expense	59,851	5.9%	57,603	5.7%	45,822	6.3%	46,441	6.4%
Impairment of assets held for sale	258	—%	12,380	1.2%	258	—%	9,380	1.3%

Total as Reported	16,749	1.6%	28,848	2.9%	6,442	0.9%	24,972	3.4%

Adjustments

Net sales	—		—		—		—
Cost of sales	—		—		—		—
Operating wage and fringe benefit expenses	(452)		502		(452)		453
Other operating expenses	(642)		107		(642)		—
Selling, general and administrative expenses	(17,619)		(7,252)		(13,509)		(4,398)
Depreciation and amortization expense	—		51		—		51
Impairment of assets held for sale	(258)		(12,380)		(258)		(9,380)

Total adjustments	18,971		18,972		14,861		13,274

Non-GAAP operating income

Net sales	1,016,796		1,002,181		731,691		725,557
Cost of sales	354,019	34.8%	338,626	33.8%	196,510	26.9%	185,249	25.5%
Operating wage and fringe benefit expenses	318,706	31.3%	309,223	30.8%	287,540	39.3%	277,970	38.4%
Other operating expenses	147,523	14.5%	146,940	14.7%	126,035	17.2%	123,547	17.0%
Selling, general and administrative expenses	100,977	10.0%	101,918	10.1%	54,481	7.4%	54,053	7.4%
Depreciation and amortization expense	59,851	5.9%	57,654	5.8%	45,822	6.3%	46,492	6.4%
Impairment of assets held for sale	—	—%	—	—%	—	—%	—	—%

Total non-GAAP operating income	35,720	3.5%	47,820	4.8%	21,303	2.9%	38,246	5.3%

	BEF Foods
	Nine Months Ended
	January 23, 2015	% of Sales	January 24, 2014	% of Sales
Operating income as reported

Net sales	285,105		276,624
Cost of sales	157,509	55.3%	153,377	55.5%
Operating wage and fringe benefit expenses	31,166	10.9%	31,204	11.3%
Other operating expenses	21,488	7.5%	23,286	8.4%
Selling, general and administrative expenses	50,606	17.8%	50,719	18.3%
Depreciation and amortization expense	14,029	4.9%	11,162	4.0%
Impairment of assets held for sale	—	—%	3,000	1.1%

Total as Reported	10,307	3.6%	3,876	1.4%

Adjustments

Net sales	—		—
Cost of sales	—		—
Operating wage and fringe benefit expenses	—		49
Other operating expenses	—		107
Selling, general and administrative expenses	(4,110)		(2,854)
Depreciation and amortization expense	—		—
Impairment of assets held for sale	—		(3,000)

Total adjustments	4,110		5,698

Non-GAAP operating income

Net sales	285,105		276,624
Cost of sales	157,509	55.3%	153,377	55.5%
Operating wage and fringe benefit expenses	31,166	10.9%	31,253	11.3%
Other operating expenses	21,488	7.5%	23,393	8.5%
Selling, general and administrative expenses	46,496	16.3%	47,865	17.2%
Depreciation and amortization expense	14,029	4.9%	11,162	4.0%
Impairment of assets held for sale	—	—%	—	—%

Total non-GAAP operating income	14,417	5.1%	9,574	3.5%

Reconciliation of GAAP to Non-GAAP EPS Guidance

Fiscal year 2015 (all amounts on a per share basis)

GAAP earnings per diluted share	$0.70 to $0.90

Non-GAAP adjustments through nine months ended January 23, 2015	$0.60

Q4 Expected Non-GAAP adjustments (related to Strategic Initiatives)	$0.10

Non-GAAP earnings per diluted share	$1.40 to $1.60

	Consolidated Results
	Three Months Ended
	January 23, 2015	% of sales	January 24, 2014	% of sales
			(as adjusted)	(as adjusted)
Net sales	$357,177		$340,132
Cost of sales	124,544	34.9%	118,381	34.8%
Operating wage and fringe benefit expenses	109,116	30.5%	103,904	30.5%
Other operating expenses	49,096	13.7%	48,451	14.2%
Selling, general and administrative expenses	46,345	13.0%	39,350	11.6%
Depreciation and amortization expense	20,403	5.7%	22,092	6.5%
Impairment of assets held for sale	—	—%	—	—%

Operating income	7,673	2.1%	7,954	2.3%
Net interest expense	2,406	0.7%	875	0.3%

Income before income taxes	5,267	1.5%	7,079	2.1%
(Benefit) provision for income taxes	(653)	(0.2)%	544	0.2%

Income from continuing operations	5,920	1.7%	6,535	1.9%
Loss from discontinued operations, net of income taxes	—	—%	(354)	(0.1)%

Net Income	$5,920	1.7%	$6,181	1.8%

Earnings per share - Net income
Basic	$0.25		$0.24
Diluted	$0.25		$0.24

Cash dividends paid per share	$0.310		$0.310

Weighted average shares outstanding
Basic	23,515		26,336
Dilutive Shares	231		41

Diluted	23,746		26,377

Shares outstanding at quarter end	23,644		25,686

The number of dilutive shares outstanding at January 23, 2015 that were not included in the computation of dilutive earnings per share, because to do so would have been antidilutive, were 34,419 shares for the three months ended January 23, 2015.

Income taxes related to continuing operations, as a percentage of pre-tax income, were (12.4)% vs 7.7%.

	Three Months Ended
	Bob Evans Restaurants				BEF Foods
	January 23, 2015		January 24, 2014		January 23, 2015		January 24, 2014
Net sales	$250,389		$240,506		$106,788		$99,626
Cost of sales	69,134	27.6%	62,676	26.1%	55,410	51.9%	55,705	55.8%
Operating wage and fringe benefit expenses	98,317	39.3%	92,342	38.4%	10,799	10.1%	11,562	11.6%
Other operating expenses	41,882	16.7%	40,221	16.7%	7,214	6.8%	8,230	8.3%
Selling, general and administrative expenses	27,348	10.9%	21,155	8.8%	18,997	17.8%	18,195	18.3%
Depreciation and amortization expense	15,693	6.3%	17,534	7.3%	4,710	4.4%	4,558	4.6%
Impairment of assets held for sale	—	—%	—	—%	—	—%	—	—%

Operating income (loss)	$(1,985)	(0.8)%	$6,578	2.7%	$9,658	9.0%	$1,376	1.4%

	Consolidated Results
	Nine Months Ended
	January 23, 2015	% of sales	January 24, 2014	% of sales
			(as adjusted)	(as adjusted)
Net sales	$1,016,796		$1,002,181
Cost of sales	354,019	34.8%	338,626	33.8%
Operating wage and fringe benefit expenses	319,158	31.4%	308,721	30.8%
Other operating expenses	148,165	14.6%	146,833	14.7%
Selling, general and administrative expenses	118,596	11.7%	109,170	10.9%
Depreciation and amortization expense	59,851	5.9%	57,603	5.7%
Impairment of assets held for sale	258	—%	12,380	1.2%

Operating income	16,749	1.6%	28,848	2.9%
Net interest expense	6,225	0.6%	859	0.1%

Income before income taxes	10,524	1.0%	27,989	2.8%
(Benefit) provision for income taxes	(419)	—%	6,825	0.7%

Income from continuing operations	10,943	1.1%	21,164	2.1%
Loss from discontinued operations, net of income taxes	—	—%	(488)	—%

Net Income	$10,943	1.1%	$20,676	2.1%

Earnings per share - Net income
Basic	$0.47		$0.76
Diluted	$0.46		$0.76

Cash dividends paid per share	$0.930		$0.895

Weighted average shares outstanding
Basic	23,487		26,970
Dilutive Shares	230		93

Diluted	23,717		27,063

Shares outstanding at quarter end	23,644		25,686

The number of dilutive shares outstanding at January 23, 2015 that were not included in the computation of dilutive earnings per share, because to do so would have been antidilutive, were 40,627 shares for the nine months ended January 23, 2015.

Income taxes related to continuing operations, as a percentage of pre-tax income, were (4.0)% vs 24.4%.

	Nine Months Ended
	Bob Evans Restaurants				BEF Foods
	January 23, 2015		January 24, 2014		January 25, 2015		January 24, 2014
Net sales	$731,691		$725,557		$285,105		$276,624
Cost of sales	196,510	26.9%	185,249	25.5%	157,509	55.3%	153,377	55.5%
Operating wage and fringe benefit expenses	287,992	39.3%	277,517	38.3%	31,166	10.9%	31,204	11.3%
Other operating expenses	126,677	17.3%	123,547	17.0%	21,488	7.5%	23,286	8.4%
Selling, general and administrative expenses	67,990	9.3%	58,451	8.1%	50,606	17.8%	50,719	18.3%
Depreciation and amortization expense	45,822	6.3%	46,441	6.4%	14,029	4.9%	11,162	4.0%
Impairment of assets held for sale	258	—%	9,380	1.3%	—	—%	3,000	1.1%

Operating income (loss)	$6,442	0.9%	$24,972	3.4%	$10,307	3.6%	$3,876	1.4%

Consolidated Balance Sheets

	(in thousands)
	Unaudited January 23, 2015	April 25, 2014
Assets
Current Assets
Cash and equivalents	$3,824	$7,826
Accounts receivable, net	28,103	30,688
Inventories	25,409	25,243
Deferred income taxes	17,927	18,656
Federal and state income taxes receivable	21,317	25,824
Prepaid expenses	4,338	4,281
Current assets held for sale	5,205	3,308

Total Current Assets	106,123	115,826
Property, Plant and Equipment	1,619,712	1,588,790
Less accumulated depreciation	762,774	715,867

Net Property, Plant and Equipment	856,938	872,923
Other Assets
Deposits and other	4,416	3,442
Long-term note receivable	17,948	16,243
Long-term investments	31,842	31,972
Goodwill	19,634	19,634
Other intangible assets	3,153	3,270
Long-term assets held for sale	—	2,251

Total Other Assets	76,993	76,812

Total Assets	$1,040,054	$1,065,561

Liabilities and Stockholders’ Equity
Current Liabilities
Credit facility borrowings	$—	$458,898
Current portion of long-term debt	409	—
Accounts payable	29,569	29,064
Accrued property, plant and equipment purchases	4,884	5,841
Accrued non-income taxes	14,523	17,843
Accrued wages and related liabilities	25,157	21,574
Self-insurance reserves	20,999	19,874
Deferred revenue	18,217	12,967
Other accrued expenses	27,183	33,024

Total Current Liabilities	140,941	599,085
Long-Term Liabilities
Deferred compensation	39,579	35,731
Federal and state income taxes	4,731	4,959
Deferred income taxes	27,504	32,829
Deferred rent and other	6,594	6,534
Credit facility borrowings and other long term debt	447,582	835

Total Long-Term Liabilities	525,990	80,888
Stockholders’ Equity
Common stock, $.01 par value; authorized 100,000 shares; issued 42,638 shares at January 23, 2015, and April 25, 2014	426	426
Capital in excess of par value	222,381	225,562
Retained earnings	838,641	849,619
Treasury stock, 18,994 shares at January 23, 2015, and 19,175 shares at April 25, 2014, at cost	(688,325)	(690,019)

Total Stockholders’ Equity	373,123	385,588

Total Liabilities and Stockholders’ Equity	$1,040,054	$1,065,561

Consolidated Statements of Cash Flows (unaudited)

	(in thousands)
	Nine Months Ended
	January 23, 2015	January 24, 2014

Operating activities:
Net income	$10,943	20,676
Less loss from discontinued operations	—	488

Income from continuing operations	10,943	21,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,851	57,603
Impairment of assets held for sale	258	12,380
(Gain) / Loss on disposal and impairment of held and used fixed assets	4,615	4,124
(Gain) on long-term investments	(204)	(1,865)
Deferred compensation	5,633	2,178
Stock based compensation	2,158	5,165
Accretion on long-term note receivable	(1,374)	(1,500)
Deferred income taxes	(4,596)	(1,867)
Amortization of deferred financing costs	749	223
Cash provided by (used for) assets and liabilities:
Accounts receivable	2,585	(2,076)
Inventories	(166)	(1,642)
Prepaid expenses	(57)	1,116
Accounts payable	505	(491)
Federal and state income taxes	4,279	8,524
Accrued wages and related liabilities	(97)	(5,416)
Self-insurance	1,125	1,184
Accrued non-income taxes	(3,320)	322
Deferred revenue	5,250	4,252
Other assets and liabilities	(6,927)	2,504

Net cash provided by operating activities	81,210	105,882
Investing activities:
Purchase of property, plant and equipment	(58,921)	(157,275)
Proceeds from sale of property, plant and equipment	9,696	6,900
Deposits and other	(246)	(14)

Net cash used in investing activities	(49,471)	(150,389)
Financing activities:
Cash dividends paid	(21,921)	(24,220)
Proceeds from long-term debt	316,253	402,794
Principal payments on long-term debt	(327,995)	(231,399)
Payments of debt issuance costs	(1,279)	(2,039)
Purchase of treasury stock	—	(114,049)
Proceeds from issuance of stock awards and treasury stock	478	12,866
Cash paid for taxes on employee stock option exercises	(1,790)	(4,691)
Excess tax benefits from stock-based compensation	513	2,132

Net cash (used in) provided by financing activities	(35,741)	41,394
Net cash (used in) operations	(4,002)	(3,113)
Net cash (used in) operating activities of discontinued operations	—	(488)

Net cash (used in) discontinued operations	—	(488)
Cash and equivalents at the beginning of the period	7,826	9,010

Cash and equivalents at the end of the period	$3,824	$5,409

Bob Evans Restaurants openings and closings, by quarter

Fiscal Year	Beginning Total	Q1	Q2	Q3	Q4*	Full Year	Closings	Ending Total
2015	561	1	—	2	4	7	—	568
2014	560	1	1	1	1	4	3	561
2013	565	2	—	—	—	2	7	560
2012	563	—	2	—	2	4	2	565
2011	569	—	—	—	2	2	8	563

*	Represents estimate for fourth quarter fiscal 2015

Bob Evans Restaurants same-store sales analysis (18-month core; 557 restaurants)

	Fiscal 2015			Fiscal 2014			Fiscal 2013
	Total	Pricing / Mix	Traffic	Total	Pricing / Mix	Traffic	Total	Pricing / Mix	Traffic
May	(1.6)	1.5	(3.1)	(0.9)	3.0	(3.9)	0.7	2.2	(1.5)
June	(2.0)	2.4	(4.4)	0.3	3.0	(2.7)	(0.3)	1.9	(2.2)
July	(2.3)	1.6	(3.9)	(1.0)	3.8	(4.8)	2.3	0.9	1.4

Q1	(2.0)	1.8	(3.8)	(0.6)	3.3	(3.9)	1.0	1.6	(0.6)
August	(2.5)	1.0	(3.5)	(0.7)	4.2	(4.9)	1.5	0.9	0.6
September	1.8	1.0	0.8	(2.0)	3.8	(5.8)	(0.4)	1.4	(1.9)
October	0.4	1.0	(0.6)	(2.9)	2.2	(5.0)	1.6	3.1	(1.5)

Q2	0.0	1.1	(1.1)	(1.9)	3.3	(5.2)	1.0	1.9	(0.9)
November	2.8	1.0	1.8	0.4	2.2	(1.8)	2.1	2.8	(0.7)
December	3.8	1.0	2.8	(1.7)	2.2	(3.9)	(0.5)	2.7	(3.2)
January	5.2	1.0	4.2	(4.7)	2.2	(6.9)	3.1	2.7	0.4

Q3	3.8	1.0	2.8	(1.8)	2.2	(3.9)	1.6	2.8	(1.2)
February				(6.7)	1.9	(8.6)	(4.0)	3.1	(7.1)
March				(3.6)	1.5	(5.1)	3.6	3.5	0.1
April				(2.7)	1.5	(4.2)	1.7	3.4	(1.7)

Q4				(4.1)	1.6	(5.8)	0.5	3.4	(2.8)

Fiscal year	0.5	1.3	(0.7)	(2.1)	2.6	(4.7)	1.0	2.4	(1.4)

Bob Evans Same Store Sales Day Part Performance

Third-quarter Fiscal 2015 SSS% Day Part Performance - Total Chain
Day Part	On-Premise	Off-Premise	Total
Breakfast	0.7%	20.0%	2.7%
Lunch	1.1%	21.1%	3.9%
Dinner	0.6%	22.4%	4.8%
Total	0.8%	21.3%	3.8%

Third-quarter Fiscal 2015 SSS% Day Part Performance - Restaurants offering Broasted Chicken
Day Part	On-Premise	Off-Premise	Total
Breakfast	0.1%	18.1%	2.4%
Lunch	1.3%	20.7%	4.4%
Dinner	2.8%	25.5%	8.0%
Total	1.4%	22.2%	5.0%

Third-quarter Fiscal 2015 SSS% Day Part Performance - Restaurants without Broasted Chicken
Day Part	On-Premise	Off-Premise	Total
Breakfast	1.1%	22.0%	3.0%
Lunch	1.0%	21.5%	3.4%
Dinner	(1.4)%	17.8%	1.6%
Total	0.4%	20.2%	2.8%

Bob Evans Restaurants key restaurant sales data (core restaurants only)

Bob Evans Restaurants
Average annual store sales ($) - FY14	$1,706,000
Q3 FY2015 day part mix (%):
Breakfast	31%
Lunch	39%
Dinner	30%
Q3 FY2015 dine-in check average per guest ($):
Breakfast	$9.12
Lunch	$9.70
Dinner	$9.72
Q3 FY2015 dine-in check average per guest ($):	$9.51
Q3 FY2015 dine-in check average per ticket ($):	$18.56
Q3 FY2015 carry-out check average per ticket ($):	$16.78

BEF Foods historical sow cost review (average cost per hundredweight)

Fiscal Year	Q1	Q2	Q3	Q4	Average
2015	$87.87	$78.82	$67.79		$77.75
2014	$63.24	$77.33	$72.36	$78.47	$73.23
2013	$54.19	$43.22	$58.72	$59.07	$53.87
2012	$57.06	$67.82	$60.56	$60.41	$61.58
2011	$59.52	$60.47	$51.16	$59.05	$57.17

BEF Foods total pounds sold review

Fiscal Year	Q1	Q2	Q3	Q4	Average
2015	(6.1)%	(4.5)%	5.5%		(1.5)%
2014	13.0%	0.2%	(11.1)%	(6.9)%	(2.4)%
2013	7.2%	16.1%	13.1%	21.4%	14.6%
2012	(2.7)%	3.1%	0.9%	(1.3)%	0.1%
2011	(1.1)%	(14.7)%	(7.9)%	(4.6)%	(7.1)%

BEF Foods total pounds sold, by category

Fiscal 2015

Category	Q1	Q2	Q3	Q4
Sausage	19.3%	20.5%	26.2%
Sides	42.0%	45.9%	47.0%
Food Service - External	24.0%	17.9%	12.8%
Food Service - Intersegment	6.0%	6.1%	5.5%
Frozen	4.6%	5.0%	4.1%
Other	4.1%	4.6%	4.4%

Fiscal 2014

Category	Q1	Q2	Q3	Q4
Sausage	22.3%	23.5%	29.5%	21.5%
Sides	39.4%	40.2%	40.7%	43.9%
Food Service - External	25.1%	22.3%	17.3%	19.6%
Food Service - Intersegment	4.6%	5.2%	4.2%	6.1%
Frozen	5.0%	5.1%	4.8%	4.8%
Other	3.6%	3.7%	3.5%	4.1%

BEF Foods net sales review (dollars in thousands)

	Q3 2015	Q3 2014
Gross sales	$125,327	$115,946
Less: promotions	(17,822)	(15,520)
Less: returns and slotting	(717)	(800)

Net sales	$106,788	$99,626